UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2013

iGo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30907	86-0843914

(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17800 North Perimeter Dr., Suite 200,

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 596-0061

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 10, 2013, iGo, Inc. (the “Company”) entered into a Management Services Agreement (the “Management Services Agreement”) with SP Corporate Services LLC (“SP Corporate”), effective as of October 1, 2013.  Pursuant to the Management Services Agreement, SP Corporate will provide the Company with the services of Terry R. Gibson, as the Company’s interim President, Chief Executive Officer, Chief Financial Officer and Secretary, and certain other employees and corporate services.  Mr. Gibson has served as the Company’s interim President, Chief Executive Officer, Chief Financial Officer and Secretary since his appointment to such position on August 23, 2013.  Such appointment was previously disclosed in a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on August 26, 2013.

The Management Services Agreement was approved by the independent directors having no affiliation with SP Corporate or its affiliates. The Management Services Agreement provides that the Company will pay SP Corporate a fixed annual fee of $372,000 for (a) the Executive Services (as defined in the Management Services Agreement), including, without limitation, Mr. Gibson’s service as interim President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company and other executive services provided by SP Corporate under the Management Services Agreement, and (b) the Corporate Services (as defined in the Management Services Agreement), including, without limitation, legal, tax, accounting, treasury, consulting, auditing, administrative, compliance, environmental health and safety, human resources, marketing, investor relations and other similar services rendered for the Company or its subsidiaries.  The fees payable under the Management Services Agreement are subject to an annual review and such adjustments as may be agreed upon by SP Corporate and the Company.

Additionally, the Company is to reimburse SP Corporate and the personnel provided by SP Corporate for all reasonable and necessary business expenses incurred on behalf of the Company in connection with the performance of services pursuant the Management Services Agreement, subject to the terms and conditions thereof.

The Management Services Agreement has a term of one year, which will automatically renew for successive one-year periods unless and until terminated: (i) by either party on any anniversary date, upon not less than ninety days prior written notice to the other (provided that the Company may have 120 days to select a substitute Chief Executive Officer and Chief Financial Officer if so terminated by SP Corporate);  (ii) by the Company, at any time, on less than 90 days notice if the Company pays a termination fee to SP Corporate; (iii) at the election of the Company, immediately upon the death, resignation or removal for Cause (as “Cause” is defined in the Management Services Agreement) of Mr. Gibson, unless SP Corporate has proposed, and the Company has approved and appointed, a successor to such officer and the Management Services Agreement has been amended accordingly; (iv) immediately upon the bankruptcy or dissolution of SP Corporate; or (v) immediately by the Company for Cause or upon a material breach of the Management Services Agreement by SP Corporate or any of the officers designated by SP Corporate thereunder.

SP Corporate is an indirect wholly owned subsidiary of Steel Partners Holdings L.P. (“Steel Holdings”). Steel Holdings is deemed to have shared power to vote and dispose of the securities held by the Company’s largest stockholder, Steel Excel, Inc., which was the direct owner of 1,316,866 shares of the Company’s common stock as of October 1, 2013, representing approximately 44.7% of the Company’s outstanding shares.

The foregoing description of the Management Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Management Services Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed with this report:

10.1          Management Services Agreement, dated as of October 1, 2013, by and between iGo, Inc. and SP Corporate Services LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 15, 2013	iGo, Inc. By: /s/ Terry R. Gibson Terry R. Gibson President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Management Services Agreement, dated as of October 1, 2013, by and between iGo, Inc. and SP Corporate Services LLC.